Exhibit 10.12

AMENDMENT #4 TO LICENSE AGREEMENT

This Amendment #4 to the License Agreement (hereinafter this “Amendment #4”) has an effective date of November 23, 2021 and is entered into by and between Carnegie Mellon University (hereinafter “Carnegie Mellon”) and Carmell Therapeutics Corporation

(hereinafter “Licensee”).

Witnesseth

Whereas, Carnegie Mellon and Licensee have previously entered into the License Agreement with an effective date of January 30, 2008, Amendment #1 to the License Agreement with an effective date of July 19, 2011, Amendment #2 to the License Agreement with an effective date of February 8, 2016, and Amendment #3 to the License Agreement with an effective date of February 27, 2020 (collectively, the “Original License Agreement”);

Whereas, Licensee and Carnegie Mellon desire to amend the Original License Agreement as described herein;

Now Therefore, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

1.	Romanette (iv), (v), and (vi) of Section 5.2 of the Original License Agreement are hereby deleted and replaced in its entirety with the following:

“(iv) CE Mark submission under the European Union Medical Devices Regulation by December 31, 2023.

(v) United States Food and Drug Administration Biologics License Application (“BLA”) submission involving first Licensed Product by December 31, 2026.

(vi) BLA approval for first Licensed Product by December 31, 2027.”.

2.

This Amendment #4 and the Original License Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings (both written and oral) of the parties with respect to that subject matter and cannot be amended or otherwise modified except in a writing executed by the party against whom the amendment or other modification is sought to be charged. The Original License Agreement as amended by this Amendment #4 shall continue in full force and effect, subject to the terms and provisions thereof and hereof. This Amendment #4 shall be binding up and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #4 to be executed by their duly authorized representatives in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of the date first above written.

Carnegie Mellon University		Carmell Therapeutics Corporation

By:	/s/ Robert A. Wooldridge	By:	/s/ Randolph W. Hubbell
	Robert A. Wooldridge		Randolph W. Hubbell
	Associate Vice President for Technology Transfer and Enterprise Creation		President & CEO

Date: 11/19/2021		Date: 11/20/2021